As filed with the Securities and Exchange Commission on September 25, 1996

                                             Registration No. _______________



                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              TRAVELERS GROUP INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                          52-1568099
          (State or other jurisdiction                   (I.R.S.Employer
          of incorporation or organization)            Identification No.)

          388 GREENWICH STREET
          NEW YORK, NEW YORK                              10013
          (Address of Principal Executive Offices)     (Zip Code)

          TRAVELERS GROUP COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                               (Full title of the plan)

                               CHARLES O. PRINCE, III, ESQ.
                               TRAVELERS GROUP INC.
                               388 GREENWICH STREET
                               NEW YORK, NEW YORK  10013
                               (Name and address of agent for service)

                               (212) 816-8000
                 (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

Title of                            Proposed Maximum    Proposed Maximum        Amount of
Securities to       Amount to be    Offering Price      Aggregate Offering      Registration
be Registered       Registered      per Share           Price                   Fee

Common Stock,
$.01 par value
per share           100,000(1)      $46.4375(2)         $4,643,750(2)           $1601.29(2)

(1) This Registration Statement also covers such additional number of shares as may be issuable or saleable by reason of the operation of the anti-dilution provisions of the Travelers Group Compensation Plan for Non-Employee Directors that are covered by this Registration Statement.

(2) The registration fee for the securities registered hereby has been calculated pursuant to Rule 457(h) under the Securities Act and is based upon the average of the high and low sale price of the Common Stock, par value $.01 per share, of Travelers Group Inc. as reported on the New York Stock Exchange on September 19, 1996.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents are hereby incorporated by reference in this Registration Statement:

        (a) The latest annual report filed by Travelers Group Inc. (the "Registrant") pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

        (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed under the Exchange Act, as updated by the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-3 dated February 15, 1994 (Registration No. 33-52281), and any amendment or report filed for the purpose of further updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Subsection (a) of Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Other subsections of Section 145 further provide that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145. Section 3 of Article V of the Registrant's By-Laws provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

        The Registrant also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under the Securities Act of 1933, as amended. In certain employment agreements, the Registrant or its subsidiaries have also agreed to indemnify certain officers against loss from claims made against such officers in connection with the performance of their duties under their employment agreements. Such indemnification is generally to the same extent as provided in the Registrant's By-laws.

        Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article TENTH of the Registrant's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

ITEM 8. EXHIBITS.

               See Exhibit Index attached hereto.

ITEM 9. UNDERTAKINGS.

        (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Travelers Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 25th day of September, 1996.
                                    TRAVELERS GROUP INC.
                                    (Registrant)

                                        /s/ James Dimon
                                    By:__________________
                                       James Dimon, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on this 25th day of September, 1996.

        SIGNATURE                           CAPACITY
                                            Chairman of the Board and Chief
        /s/ Sanford I. Weill                Executive Officer (Principal
        ____________________                Executive Officer) and Director
        Sanford I. Weill

                                            Senior Vice President and
        /s/ Heidi G. Miller                 Chief Financial Officer
        _____________________               (Principal Financial Officer)
        Heidi G. Miller

                                            Executive Vice President and
        /s/ Irwin R. Ettinger               Chief Accounting Officer
        ______________________              (Principal Accounting Officer)
        Irwin R. Ettinger

                 *
        ____________________                Director
        C. Michael Armstrong

        SIGNATURE                                  CAPACITY

                 *
        _________________                          Director
        Kenneth J. Bialkin

                 *
        ____________________                       Director
        Edward H. Budd

        ____________________                       Director
        Joseph A. Califano, Jr.

                 *
        _____________________                      Director
        Douglas D. Danforth

                 *
        _____________________                      Director
        Robert F. Daniell


        /s/ James Dimon
        _____________________                      Director
        James Dimon

                 *
        ____________________                       Director
        Leslie B. Disharoon

                 *
        ____________________                       Director
        Gerald R. Ford

                 *
        ____________________                       Director
        Ann D. Jordan

        SIGNATURE                                  CAPACITY

                 *
        ____________________                       Director
        Robert I. Lipp

                 *
        ____________________                       Director
        Dudley C. Mecum

                 *
        ____________________                       Director
        Andrall E. Pearson

                 *
        ____________________                       Director
        Frank J. Tasco

        ____________________                       Director
        Linda J. Wachner

                 *
        ____________________                       Director
        Joseph R. Wright, Jr.

                 *
        ____________________                       Director
        Arthur Zankel


        /s/ James Dimon
*By:_________________________
        James Dimon Attorney-in-fact under the Powers of Attorney filed as
        Exhibit 24 hereto.

EXHIBIT INDEX



Exhibit
Number                Description of Document


5 Opinion of Charles O. Prince, III, Esq., with respect to the legality of the securities being registered

23.1                  Consent of Charles O. Prince, III, Esq.
                      (included in his opinion filed as Exhibit 5)

23.2.1                Consent of KPMG Peat Marwick LLP

23.2.2                Consent of KPMG Peat Marwick LLP

23.3                  Consent of Coopers & Lybrand L.L.P.

24 Powers of Attorney of certain directors of the Registrant.